EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Electronic Clearing House Announces Termination of Intuit Merger Agreement

Company is Cooperating in Federal Investigation and
Disgorging $2.3 Million in Profits

CAMARILLO, Calif.- March 27, 2007 - Electronic Clearing House Inc. (Nasdaq: ECHO), a leading provider of electronic payment and transaction processing services, announced today that it has mutually agreed with Intuit Inc. to terminate the merger agreement entered into by the companies on December 14, 2006.

In connection with the termination, ECHO and Intuit agreed to release each other from all claims arising under or related to the terminated merger agreement. ECHO also cancelled its previously adjourned special stockholders’ meeting relating to the proposed acquisition, which was scheduled to reconvene on March 27, 2007.

Additionally, ECHO today announced that it has been cooperating as a witness in a federal investigation relating to its Internet wallet customers that provided services to online gaming websites. Pursuant to a non-prosecution agreement expected to be executed shortly, the government will assure ECHO that it will not pursue any action against the company. ECHO has in turn agreed to disgorge $2.3 million, which represents management’s estimate of the company’s profits from processing and collection services provided to its Internet wallet customers since 2001, and to continue cooperating as a witness in that investigation. The company expects to incur additional legal expenses related to the federal investigation. Earlier this year, ECHO ceased all processing and collection services for its remaining Internet wallet customers.

“We are disappointed that we could not conclude the transaction with Intuit,” said Joel M. Barry, Chairman and Chief Executive Officer of ECHO. “We incurred a substantial amount of expenses in connection with the proposed transaction. These expenses, combined with the amount we agreed to disgorge to the government and additional expenses we expect to incur in connection with the federal investigation, will negatively impact our near-term financial results. That said, with cash and cash equivalents of $11.9 million and working capital of $13.3 million at December 31, 2006, we believe we have the resources we need. Additionally the fundamentals of our business are sound and our long-term opportunity remains solid.”

Conference Call

ECHO will host a conference call today at 8:00 a.m. PDT (11:00 a.m. EDT).

To participate in the conference call, investors should dial (800) 257-2101 ten minutes prior to the scheduled start time. International callers should dial (303) 262-2205. There is no pass code required for this call. If you are unable to participate in the live conference call, a replay will be available beginning Tuesday, March 27, 2007 at 10:00 a.m. PDT, through midnight PDT on March 27, 2008. To access the replay, dial (800) 405-2236 (passcode: 11087354#). International callers should dial (303) 590-3000 (passcode: 11087354#).

This conference call will be open to all interested investors through a live audio Web broadcast and can be accessed by all parties on the Investor Relations section of ECHO’s website at www.echo-inc.com. To listen to the live call, please go to the Investor Relations section of ECHO’s website at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available two hours after the call on ECHO’s website for one year.

About Electronic Clearing House Inc.

ECHO (www.echo-inc.com) provides a complete solution for the payment processing needs of merchants, banks, technology companies and collection agencies. ECHO’s services include debit and credit card processing, check guarantee, check verification, check conversion, check re-presentment and check collection.

Forward-looking Statements

This news release includes forward-looking statements, including those regarding the business of ECHO. These statements are based on certain assumptions and reflect our current expectations. Statements including words such as "anticipate," "propose," "estimate," "believe" or "expect" and statements in the future tense are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Some of the factors that could cause results to differ materially from the expectations expressed in these forward-looking statements include the risks discussed in ECHO's reports filed with the Securities and Exchange Commission (the "SEC"), including, without limitation, ECHO's Form 10-K for the fiscal year ended September 30, 2006 and ECHO's Definitive Proxy Statement on Schedule 14A filed with respect to the proposed transaction with Intuit Inc. Copies of ECHO's filings with the SEC can be obtained on its website, or at the SEC's website at www.sec.gov. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. Forward-looking statements speak only as of the date of the document in which they are made. These risks, uncertainties and factors are not exclusive, and ECHO undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Contact:
Moira Conlon	Donna Rehman
The Abernathy MacGregor Group, Inc.	Electronic Clearing House, Inc.
(213) 630-6550	(805) 419-8533
E-mail: MHC@abmac.com	E-mail: drehman@echo-inc.com

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